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                                                                    EXHIBIT 23.7

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 23, 2001, with respect to the combined financial statements of GATX Terminals Companies as of and for the year ended December 31, 2000, included in the Kinder Morgan Energy Partners, L.P. Current Report on Form 8-K/A Amendment No. 2 dated April 27, 2001, and incorporated by reference in this Registration Statement and related Prospectus.


/s/ Ernst & Young LLP


Chicago, Illinois
May 14, 2001